UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016 (February 17, 2016)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street

New York, New York 10036

(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 461-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 17, 2016 (the “Effective Date”), CIT Group Inc. (the “Company”) and certain of its subsidiaries entered into the Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 17, 2016 (the “Second Amended and Restated Revolving Credit Agreement”), by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto from time to time, and Bank of America, N.A., as administrative agent and letter of credit issuer.

The Second Amended and Restated Revolving Credit Agreement modifies the Company’s Amended and Restated Revolving Credit Agreement entered into on January 27, 2014 among the Company, certain subsidiaries of the Company, as guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent and letter of credit issuer. Changes effected by the Second Amended and Restated Revolving Credit Agreement include extension of the final maturity date of the lenders’ commitments to January 26, 2018 and modification of the applicable margin, which depends on the Company’s long-term senior unsecured, non-credit enhanced debt rating used to calculate the interest rate for LIBOR Rate and Base Rate loans under the Second Amended and Restated Revolving Credit Agreement.

In addition, the Second Amended and Restated Revolving Credit Agreement modifies the covenant requiring satisfaction of a minimum guarantor asset coverage ratio and the criteria for calculating the guarantor asset coverage ratio, including the percentage of eligible assets that may be included for purposes of calculation of such ratio. As of the Effective Date, the applicable required minimum guarantor asset coverage ratio was reduced from 1.500:1.000 to 1.375:1.000. The Second Amended and Restated Revolving Credit Agreement also adds Fitch Ratings Ltd. as a provider of the Company’s long-term senior unsecured, non-credit enhanced debt rating.

On the Effective Date, no amounts were drawn under the Second Amended and Restated Revolving Credit Agreement and the total commitment amount under the Second Amended and Restated Revolving Credit Agreement was $1.500 billion, consisting of a $1.150 billion revolving loan tranche and a $350 million revolving loan tranche that can also be utilized for issuance of letters of credit. Any amounts drawn under the Second Amended and Restated Revolving Credit Agreement in the future will be used for general corporate purposes.

The foregoing description of the Second Amended and Restated Revolving Credit Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Second Amended and Restated Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 17, 2016, among CIT Group Inc., certain subsidiaries of CIT Group Inc., as Guarantors, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent and L/C Issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ E. Carol Hayles
	Name:	E. Carol Hayles
	Title:	Executive Vice President & Chief Financial Officer

Dated: February 18, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 17, 2016, among CIT Group Inc., certain subsidiaries of CIT Group Inc., as Guarantors, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent and L/C Issuer.